                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Advanced Tissue Sciences, Inc. for the registration of 7,850,000 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc., and our report dated February 27, 1998, with respect to the combined financial statements of the Dermagraft Joint Venture included in the Annual Report (Form 10-K) of Advanced Tissue Sciences, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP



San Diego, California
September 1, 1998